EXHIBIT 10.11
                              CONSULTING AGREEMENT

         This Agreement is effective as of the 1st of March 2004,("Agreement") and is made by and between XRG, INC., a Delaware corporation ("Company"), and Donald G. Huggins, Jr.. of 648 Snug Island, Clearwater, Florida 33767 ("Consultant ").

                                   WITNESSETH:

         WHEREAS, the Company desires to engage Consultant in accordance with the terms and conditions contained in this Agreement and wishes to ensure the availability of the Consultant's services to the Company;

         WHEREAS, It is the express intention of the parties that Consultant is an independent contractor and not an employee of Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between Company and Consultant or any employee or agent of Consultant. Both parties acknowledge that Consultant is not an employee for state or federal tax purposes. Consultant shall retain the right to perform services for others during the term of this agreement. Consultant will render his services in accordance with the terms and conditions contained in this Agreement;

         NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Consultant agree as follows:

         1.       Term of Contract

                  (a) This agreement will become effective on March 1, 2004 and will continue in effect through March 1, 2009, unless terminated in accordance with the provisions of Article 5 of this agreement. This agreement is not subject to renewal or extension.

         2. Duties.

                  (a) General Duties. The Consultant shall serve as the Chairman of the Board of Directors of the Company with duties and responsibilities as outlined in Schedule A and any other duties and responsibilities specifically assigned to him by the Board of Directors of the Company.

                  (b) Best Efforts. The Consultant covenants to use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement in a competent, diligent, and faithful manner.
                  (c) Devotion of Time. The Consultant shall devote not less than fifty percent (50%) of his time per month during reasonable business hours to the Company's affairs. It is understood that the Consultant has a consulting practice in which he provides management services to other companies, which the Consultant is permitted to maintain during the term of this agreement.

         3. Compensation and Expenses.

                  (a) Amount of Compensation. For the services of the Consultant to be rendered by him under this Agreement, the Company will pay the Consultant $12,500 per calendar month.

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     The Company shall pay the  Consultant  fees in equal  installments  no less than semi-monthly.

     The Consultant shall have the right, at his election, to receive compensation in the form of the Company's common stock. Such stock shall be valued for such purposes at fifty percent (50%) of the closing bid price of the Company's common stock as quoted on the OTC electronic bulletin board, NASDAQ or AMEX (or other established exchange) as of the date of Consultant's election. Such election may be for all or part of the Consultant's compensation. The Consultant shall give the Company notice of his election to exercise his option to receive common stock in lieu of cash compensation.

     During the term of this agreement, if Company has a "roll-back" or reverse split of its common stock, 1.5 million shares of the common stock owned by Consultant's wife, Margaret J. Huggins shall be exempt from such "roll-back" or reverse split. Alternatively, the Company may at Company's option, grant Consultant or assigns cashless options to accommodate any dilution caused by a reverse spit.

                  (b) Bonus. Consultant shall be entitled to minimum cumulative quarter-end or annual cash bonuses payable at each quarter-end period, or annually, at the option of the Consultant. Such bonuses are to be paid from funds specifically allocated by the Company for bonus payments ("Bonus Pool"). Such bonuses may be paid in cash or in shares of the Company's common stock (valued at 50% of the closing bid price at the last day of the Company's quarter-end or fiscal year, as appropriate) at the option of Consultant.

                  (c) Expenses. In addition to any consulting fees received pursuant to this Section 3, the Company shall reimburse the Consultant for all reasonable, ordinary and necessary travel, entertainment and other expenses incurred in connection with the performance of his duties under this Agreement, provided that the Consultant properly accounts for such expenses to the Company in accordance with the Company's policies and practices.

                  (e) Additional Services. The Consultant's consulting firm and its personnel may be engaged to provide professional services from time to time. The payment for these services shall be mutually agreed to by the parties.

                  (g) Subsidiary and Affiliate Payments. In recognition of the fact that during the course of the performance of his duties hereunder, the Consultant may provide substantial benefits to the Company's subsidiaries or affiliated companies, the Consultant and the Company may at any time and from time to time agree that all or any portion of the compensation due the Consultant hereunder may be paid directly to the Consultant by one or more of the Company's subsidiaries or affiliated companies.

           4. Benefits.

                  (a) Benefit Programs. In addition to the compensation to which the Consultant is entitled pursuant to the provisions of Section 3 above, during the Term the Consultant will be entitled to participate in any stock option plan, stock purchase plan, pension or retirement plan, and insurance or other benefit plan that is maintained at that time by the Company for its employees, including programs of life, disability, basic medical and dental, and supplemental medical and dental insurance. Company agrees to pay for health and dental insurance for Consultant and Consultant's family.

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                  (b) Automobile Allowance. During the term of this Agreement, the Company shall pay Consultant up to an additional $1,000 per month as an automobile allowance plus automobile insurance to be applied to any automobile expenses incurred by Consultant.

         5. Termination.

                  (a) Termination for Cause. The Company may terminate the Consultant's services pursuant to this Agreement at any time for cause upon written notice. Written notice for cause may only be provided upon the occurrence of the events described below:

          (i) the Consultant's conviction of a felony and all appeals with respect thereto have been extinguished or abandoned by the Consultant;

          (ii) the  Consultant's   conviction  of  misappropriating   assets  or
               otherwise defrauding the Company or any of its subsidiaries or affiliates;

                  (b) Death or Disability. This Agreement and the Company's obligations hereunder will terminate upon the death or disability of the Consultant. For purposes of this Section 5(b), "disability" shall mean that for a period of six (6) months in any twelve-month period, the Consultant is incapable of substantially fulfilling the duties set forth in this Agreement because of physical, mental or emotional incapacity resulting from injury, sickness or disease as determined by an independent physician mutually acceptable to the Company and the Consultant. Upon any termination of this Agreement due to death or disability, the Company will pay the Consultant or his legal representative, as the case may be, his Consulting fees at such time pursuant to Section 3(a) through the date of such termination of this Consulting Agreement (or, if terminated as a result of a disability, until the date upon which the disability policy maintained pursuant to Section 4 (b) (ii) begins payment of benefits) plus any other compensation that may be due and unpaid. In the event of death or disability of the Consultant, any obligations that the Consultant may owe the Company for repayment of loans or other amounts shall be forgiven.

                  (c) Voluntary Termination. Prior to any other termination of this Agreement, the Consultant may, on thirty (30) day's prior written notice to the Company given at any time, terminate his Consulting Agreement with the Company. Upon any such termination, the Company shall pay the Consultant his Consulting fees at such time pursuant to Section 3(a) through the date of such termination of this Consulting Agreement.

                  (d) Termination without Cause. If the Company terminates Consultant's services for any reason other than "Cause" as defined in Section 5(a) above, Consultant shall be entitled to an immediately lump sum payment equal to the cumulative remaining consulting fee payments described in Section 3(a) due under the remaining term of this Agreement. Consultant may elect to take all or part of such lump sum payment in common stock, which shall be valued for such purposes as provided in Paragraph 3(a) herein. In no event will such payment be less than 299% of the Consultant's Consulting fees.

         6.       Restrictive Covenants.

                  (a) Competition with the Company. The Consultant covenants and agrees that, during the Term of this Agreement, the Consultant will not, without the prior written consent of the Company, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent), compete with the Company. Notwithstanding this restriction, Consultant shall be entitled to invest in stock of other competing public companies so long as his ownership is less than 5% of such company's outstanding shares.

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                  (b) Disclosure of Confidential Information. The Consultant
acknowledges that during the term of this Agreement he will gain and have access to confidential information regarding the Company and its subsidiaries and affiliates. The Consultant acknowledges that such confidential information as acquired and used by the Company or any of its subsidiaries or affiliates constitutes a special, valuable and unique asset in which the Company or any of its subsidiaries or affiliates, as the case may be, holds a legitimate business interest. All records, files, materials and confidential information (the "Confidential Information") obtained by the Consultant in the course of the term of this Agreement with the Company shall be deemed confidential and proprietary and shall remain the exclusive property of the Company or any of its subsidiaries or affiliates, as the case may be. The Consultant will not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated, disclose any Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior consent of the Board of Directors of the Company, unless such information previously shall have become public knowledge through no action by or omission of the Consultant.

                  (c) Subversion, Disruption or Interference. At no time during the term of this Agreement shall the Consultant, directly or indirectly, interfere, induce, influence, combine or conspire with, or attempt to induce, influence, combine or conspire with, any of the employees of, or consultants to, the Company to terminate their relationship with or compete with or ally against the Company or any of its subsidiaries or affiliates in the business in which the Company or any of its subsidiaries or affiliates is then engaged in.

                  (d) Enforcement of Restrictions. The parties hereby agree that any violation by Consultant of the covenants contained in this Section 6 will likely cause irreparable damage to the Company or its subsidiaries and affiliates and may, as a matter of course, be restrained by process issued out of a court of competent jurisdiction, in addition to any other remedies provided by law.

         7. Change of Control.

                  (a) For the purposes of this Agreement, a "Change of Control" shall be deemed to have taken place if Kevin Brennan and Donald G. Huggins, Jr. are no longer members of the Board of Directors.

                  (b) The Company and Consultant hereby agree that if Consultant is within the term of this Agreement on the date on which a Change of Control occurs (the "Change of Control Date"), the Company will continue to honor this Agreement for the period commencing on the Change of Control Date and ending on the expiration of the Term, to exercise such authority and perform such consultant duties as are commensurate with the authority being exercised and duties being performed by the Consultant immediately prior to the Change of Control Date. If after a Change of Control, the Consultant is requested, and, in his sole and absolute discretion, consents to change his principal business location, the Company will reimburse the Consultant for his relocation expenses, including without limitation, moving expenses, temporary living and travel expenses for a time while arranging to move his residence to the changed location, closing costs, if any, associated with the sale of his existing residence and the purchase of a replacement residence at the changed location, plus an additional amount representing a gross-up of any state or federal taxes payable by Consultant as a result of any such reimbursements. If the Consultant shall not consent to change his business location, the Consultant may continue to provide the services required of him hereunder in Pinellas County, Florida, and the Company shall continue to maintain an office for the Consultant at that location commensurate with the Company's office prior to the Change of Control Date.

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                  (c) During the remaining Term after the Change of Control
Date, the Company will (i) continue to honor the terms of this Agreement, including Consulting fees and other compensation set forth in Section 3 hereof, and (ii) continue benefits as set forth in Section 4 hereof at levels in effect on the Change of Control Date (but subject to such reductions as may be required to maintain such plans in compliance with applicable federal law regulating benefits).

                  (d) If during the remaining Term on or after the Change of Control Date there shall have occurred a material reduction in Consultant's compensation or related benefits, a material change in Consultant's status, working conditions or management responsibilities, or a material change in the business objectives or policies of the Company and the Consultant voluntarily terminates this Agreement within ninety (90) days of any such occurrence, or the last in a series of occurrences, then the Consultant shall be entitled to receive, subject to the provisions of subparagraphs (e) and (f) below, a lump-sum cash payment equal to 299% of Consultant's current Consulting fees in addition to any other compensation that may be due and owing to the Consultant under Section 3 hereof.

                  (e) The amounts payable to the Consultant under any other compensation arrangement maintained by the Company which became payable after payment of the lump-sum provided for in paragraph (d), upon or as a result of the exercise by Consultant of rights which are contingent on a Change of Control (and would be considered a "parachute payment" under Internal Revenue Code 280G and regulations thereunder), shall be reduced to the extent necessary so that such amounts, when added to such lump-sum, do not exceed 299% of the Consultant's Consulting fees (as computed in accordance with provisions of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder) for determining whether the Consultant has received an excess parachute payment. Any such excess amount shall be deferred and paid in the next tax year.

                  (f) In the event of a proposed Change in Control, the Company will allow the Consultant to participate in all meetings and negotiations related thereto.

         8. Assignability. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the assets and business of the Company. The Consultant may assign his rights to compensation under this Agreement to a corporation, partnership, or trust controlled by the Consultant.

         9. Severability. If any provision of this Agreement is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties remaining provisions of this Agreement shall be valid and binding.

         10. Notice. Notices given pursuant to the provisions of this Agreement shall be sent by certified mail, postage prepaid, or by overnight courier, or telecopier to the following addresses:

                  To the Company:   5301 Cypress Street
                                    Suite 111
                                    Tampa, Florida 33607

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                  To the Consultant: 648 Snug Island
                                     Clearwater, FL 33767

                  Either party may, from time to time, designate any other address to which any such notice to it or him shall be sent. Any such notice shall be deemed to have been delivered upon the earlier of actual receipt or four days after deposit in the mail, if by certified mail.

         11.      Miscellaneous.

                  (a) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Florida without giving effect to the conflict of laws rules thereof.

                  (b) Waiver/Amendment. The waiver by any party to this Agreement of a breach of any provision hereof by any other party shall not be construed as a waiver of any subsequent breach by any party. No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplement, waiver, or modification is sought.

                  (c) Attorney's Fees. If any contest or dispute shall arise between the Company and the Consultant regarding any provision of this Agreement, the Company shall reimburse the Consultant for all legal fees and expenses reasonably incurred by the Consultant in connection with such contest or dispute. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent the Company receives reasonable written evidence of such fees and expenses.

                  (d) Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and replaces and supersedes any prior agreements or understandings.

(e) Counterparts. This Agreement may be executed in counterparts, all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement this 1st day of March 2004.
                                       COMPANY:

                                       XRG, INC.

                                        By:
                                           ------------------------------------
                                                    Kevin P. Brennan

                                        Its:
                                           ------------------------------------


                                        CONSULTANT:

                                        --------------------------------------
                                        Donald G. Huggins, Jr.


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                                   SCHEDULE A

                     Services to be performed by Consultant:

a) assist in the execution of the Company's 5 year business plan designed to promote vigorous growth of the Company;

b) assist in the preparation of descriptive and promotional materials which the Company may utilize to increase public awareness of the business of the Company and its subsidiaries;

c) assist in the preparation of written information and press releases relative to key events in the Company's business growth;

d) assist in identifying other companies in similar or related businesses which might enter into joint ventures with the Company or which could merge their businesses with those of the Company. Assist in formal negotiations and valuations relative to such mergers or combinations when requested;

e) assist in acquiring additional skilled management members and additional board members with qualified skills;

f) assist the Company in forming and manning an advisory committees to be made up of individuals whose prominence and experience will benefit the Company's public image;

g) assist the Company in presenting its business personal to due diligence gatherings and similar groupings of professionals.

h) assist the Company with inquiries from firms, brokers, and individuals inquiring about the Company.

i) and any reasonable services the company may require.